Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

TAMBORAN RESOURCES CORPORATION

ARTICLE I

Identification

SECTION 1.01. Name. The name of the Corporation is “Tamboran Resources Corporation” (the “Corporation”).

ARTICLE II

Purpose

SECTION 2.01. Purpose. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE III

Capital Stock

SECTION 3.01. Amount. The total number of shares which the Corporation has authority to issue is 11,000,000,000 shares, consisting of: 1,000,000,000 shares designated as Preferred Stock, par value of $0.0001 per share (“Preferred Stock”}, and 10,000,000,000 shares designated as Common Stock, par value of $0.001 per share (“Common Stock”).

SECTION 3.02. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors (or any committee to which it may duly delegate the authority granted in this Article III) is hereby empowered to authorize the issuance from time to time of shares of Preferred Stock in one or more series, for such consideration and for such corporate purposes as the Board of Directors (or such committee there of) may from time to time determine, and by filing a certificate (a “Preferred StockDesignation”) pursuant to applicable law of the State of Delaware, as it presently exists or may hereafter be amended, to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights, and preferences of the shares of each such series, and the qualifications, limitations, and restrictions thereof to the fullest extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting powers (if any), dividend rights, dissolution rights, conversion rights, exchange rights, and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock. Each series of Preferred Stock shall be distinctly designated. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

SECTION 3.03. Common Stock.

(A) The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this Certificate of Incorporation, and subject to the rights of the holders of Preferred Stock, at any annual or special meeting of the stockholders the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional, or other special rights (including, without limitation, voting rights}, or to qualifications, limitations, or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one more other such series, to vote thereon pursuant to this Certificate of Incorporation (including, without limitation, by any Preferred Stock Designation or pursuant to the DGCL).

(B) Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property, or capital stock of the Corporation) when, as and if declared thereon by the Board of Directors from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(C) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

(D) The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Certificate of Incorporation or any Preferred Stock Designation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE IV

Directors

SECTION 4.01. Management of the Corporation. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

SECTION 4.02. Number. The number of directors which shall constitute the whole Board of Directors shall be fixed by, and may be amended from time to time by, resolution adopted by affirmative vote of a majority of the whole Board of Directors, the exact number to be determined by resolution adopted from time to time by affirmative vote of a majority of the whole Board of Directors. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

SECTION 4.03. Election of Directors. The Board of Directors shall be divided into three classes: Class I, Class II and Class III, such classes to be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the first annual election of directors by the stockholders of the Corporation following the initial registration of the Corporation’s Common Stock pursuant to the Securities Exchange Act of 1934, as amended (the “IPO”), the term of office of the initial Class II directors shall expire at the second annual election of directors by the stockholders of the Corporation following the IPO, and the term of office of the initial Class III directors shall expire at the third annual election of directors by the stockholders of the Corporation following the IPO, subject to such director’s earlier death, resignation, disqualification or removal. At each annual election of directors by the stockholders of the Corporation following the IPO, directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a three-year term, and until their respective successors in each case are elected by the stockholders and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any director elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. At any meeting of stockholders at which directors are to be elected, directors shall be elected by a plurality of the votes cast. Unless required by the Bylaws, the election of the Board of Directors need not be by written ballot.

SECTION 4.04. Vacancies and Newly Created Directorships. Any vacancy in the Board of Directors or newly created directorship, however occurring, including a newly created directorship resulting from an enlargement of the Board of Directors, may be filled only by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director; and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the expiration of the term of the class to which such director shall have been appointed or until his or her earlier death, resignation, retirement, disqualification, or removal.

SECTION 4.05. Amendment of the Bylaws by the Board. In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws or adopt new Bylaws without any action on the part of the stockholders; provided that any Bylaw adopted or amended by the Board of Directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders. In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock) or the Bylaws of the Corporation, the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote generally in an election of directors.

ARTICLE V

Indemnification

SECTION 5.01. Right to Indemnification and Advancement. The Corporation shall indemnify {and advance expenses to) its officers and directors to the fullest extent permitted by the DGCL, as amended from time to time; provided, however, except as otherwise provided in the Bylaws, the Corporation shall not be required to indemnify a director or officer in connection with a proceeding (or part thereof) commenced by such person unless the commencement of such proceeding (or part thereof) by such director or officer was authorized in the specific case by the Board of Directors of the Corporation. Any amendment or modification or repeal of the foregoing sentence or of the DGCL shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification, or repeal.

ARTICLE VI

Director and Officer Liability

SECTION 6.01. Exculpation. A director or officer of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Any amendment or modification or repeal of the foregoing sentence or of the DGCL shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification, or repeal. If the DGCL hereafter is amended to further eliminate or limit the liability of a director or officer, then a director or officer of the Corporation, in addition to the circumstances in which a director or officer is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended DGCL.

ARTICLE VII

Registered Agent and Registered Office

SECTION 7.01. Registered Agent and Office. The name and address of the registered agent at the Corporation’s registered office are:

The Corporation Trust Company, located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801.

SECTION 7.02. Incorporator. The name and mailing address of the incorporator of the Corporation is:

Squire Patton Boggs (US) LLP

382 Springfield Ave, Suite 300

Summit, NJ 07901

United States of America

ARTICLE VIII

Stockholder Action

SECTION 8.01. No Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any written consent by such stockholders in lieu of a meeting.

SECTION 8.02. No Special Meetings of Stockholders. Subject to the special rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, or the Chief Executive Officer, and shall not be called by any other person or persons.

ARTICLE IX

Cumulative Voting

SECTION 9.01. No Cumulative Voting. No holder of any shares of any class of stock of the Corporation shall be entitled to cumulative voting rights in any circumstances.

ARTICLE X

Advance Notice of Stockholder Action and Business

SECTION 10.01. Advance Notice of Stockholder Action and Business. Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE XI

Venue

SECTION 11.01. Venue for Internal Corporate Claims. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for all “internal corporate claims.” “Internal corporate claims” mean claims, including claims in the right of the Corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which Title 8 of the Delaware Code confers jurisdiction upon the Court of Chancery, except for, as to each of (i) through (ii) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery {and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction; provided, however, if (and only if) the Court of Chancery declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Litigation Division) shall be the sole and exclusive forum for all internal corporate claims unless the Corporation consents in writing to the selection of an alternative forum; provided, however, if (and only if) the Superior Court of the State of Delaware (Complex Commercial litigation Division) declines to accept jurisdiction over a particular matter, the U.S. District Court for the District of Delaware shall be the sole and exclusive forum for all internal corporate claims unless the Corporation consents in writing to the selection of an alternative forum. If any provision of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions In any other circumstance and of the remaining provisions of this Article XI (Including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

SECTION 11.02. Venue for Claims Under the Securities Act. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 11.02.

ARTICLE XII

Business Combinations with Interested Stockholders

SECTION 12.01. The Corporation hereby expressly elects that it shall not be governed by, or otherwise subject to, Section 203 of the DGCL.

ARTICLE XIII

Amendment

Section 13.01. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, in addition to any vote required by applicable law, the following provisions in this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least two-thirds of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: Section 3.02, Article IV, Article V, Article VI, Article VIII, Article IX, Article X, Article XI, Article XII and Article XIII.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware and in pursuance of the General Corporation Law of the State of Delaware, does make and file this Certificate of lncorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this on this 3rd day of October, 2023.

By: /s/ Michael Helmer, Esq.

Name: Michael Helmer, Esq.

Title: Authorized Representative, Squire Patton Boggs (US) LLP